Exhibit 99.1

FlexShopper, Inc. Reports 2022 Fourth Quarter and Year End Financial Results

BOCA RATON, Fla., April 24, 2023 (GLOBE NEWSWIRE) — FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its financial results for the quarter and fiscal year ended December 31, 2022.

Results for Quarter Ended December 31, 2022 vs. Quarter Ended December 31, 2021:

●	Total fundings increased 11.3% to $33.1 million from $29.7 million consisting of gross lease originations decreasing from $26.9 to $23.2 million, loan participations increasing ~52.5% from $2.9 million to $4.4 million, and loan originations increasing from $0 to $5.5 million

●	Total net lease and loan revenues, including the changes in fair value of loan receivables, decreased 31.1% to $21.4 million from $31.1 million

●	Gross profit decreased 68.5% to $3.8 million from $12.2 million

●	Adjusted EBITDA[1] decreased to $(4.0) million compared to $2.0 million

●

Net income of $7.9 million compared with net income of $633 thousand. Net income for the quarter ended December 31, 2022 includes a gain on bargain purchase for $14.5 million and a benefit from income taxes for $2.7 million

●	Net income attributable to common and Series 1 Convertible Preferred shareholders of $6.0 million, or $0.27 per diluted share, compared to $23.5 thousand, or $0.00 per diluted share

Results for Twelve Months Ended December 31, 2022, vs. Twelve Months Ended December 31, 2021:

●	Total fundings increased 28.9% to $111.8 million from $86.7 million consisting of gross lease originations decreasing from $83.4 to $75.1 million, loan participations increasing from $3.3 million to $31.2 million and loan originations increasing from $0 to $5.5 million

●	Total net lease and loan revenues, including the changes in fair value of loan receivables, decreased 9.9% to $113.1 million from $125.4 million

●	Gross profit decreased 19.7% to $37.1 million from $46.2 million

●	Adjusted EBITDA[1] decreased to $(0.5) million compared to $11.4 million

●

Net income increased to $13.6 million compared with net income of $3.3 million. Net income for the year ended December 31, 2022 includes a gain on bargain purchase for $14.5 million and a benefit from income taxes for $16.6 million

●	Net income attributable to common and Series 1 Convertible Preferred shareholders increased to $9.9 million, or $0.44 per diluted share, compared to $0.8 million, or $0.04 per diluted share

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Operational Highlight:

●

In December, FlexShopper purchased the assets of Revolution Financial, Inc. The purchase facilitated the launch of a brick and mortar, direct origination model for loans to underserved consumers in 11 states. There are currently 100 locations with plans to expand, via revenue share agreements, to additional locations.

Conference Call and Webcast Details

Conference call

Date: Tuesday. April 25, 2023

Time: 8:30 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: +1 (201) 389-0923

Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=CqIR0Ahy

An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2022	2021

Revenues:
Lease revenues and fees, net	$105,936,072	$124,505,432
Loan revenues and fees, net of changes in fair value	7,120,101	921,324
Total revenues	113,056,173	125,426,756

Costs and expenses:
Depreciation and impairment of lease merchandise	72,556,431	78,669,393
Loan origination costs and fees	3,384,013	508,493
Marketing	11,031,695	9,129,062
Salaries and benefits	10,991,477	11,489,208
Operating expenses	21,395,767	18,265,781
Total costs and expenses	119,359,383	118,061,937

Operating (loss)/ income	(6,303,210)	7,364,819

Gain on extinguishment of debt	-	1,931,825
Gain on bargain purchase	14,461,274	-
Interest expense including amortization of debt issuance costs	(11,161,396)	(5,238,560)
(Loss)/income before income taxes	(3,003,332)	4,058,084
Benefit /(expense) from income taxes	16,635,051	(785,310)
Net income	13,631,719	3,272,774

Dividends on Series 2 Convertible Preferred Shares	3,730,580	2,439,099
Net income attributable to common and Series 1 Convertible Preferred shareholders	$9,901,139	$833,675

Basic and diluted income per common share:
Basic	$0.45	$0.04
Diluted	$0.44	$0.04

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,646,896	21,387,960
Diluted	22,425,354	23,227,964

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash	$6,051,713	$4,986,559
Restricted cash	121,636	108,083
Lease receivables, net	35,540,043	25,473,154
Loan receivables at fair value	32,932,504	3,560,108
Prepaid expenses and other assets	3,489,136	1,823,256
Lease merchandise, net	31,550,441	40,942,112
Total current assets	109,685,473	76,893,272

Property and equipment, net	8,086,862	5,490,434
Right of use asset, net	1,406,270	1,553,330
Intangible assets, net	15,162,349	4,960
Other assets, net	1,934,728	870,060
Deferred tax asset, net	12,013,828	-
Total assets	$148,289,510	$84,812,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,511,943	$7,982,180
Accrued payroll and related taxes	310,820	391,078
Promissory notes to related parties, net of $0 at 2022 and $1,274 at 2021 of unamortized issuance costs, including accrued interest	1,209,455	1,053,088
Accrued expenses	3,988,093	2,987,646
Lease liability - current portion	208,001	172,732
Total current liabilities	12,228,312	12,586,724
Loan payable under credit agreement to beneficial shareholder, net of $352,252 at 2022 and $413,076 at 2021 of unamortized issuance costs	80,847,748	50,061,924
Promissory notes to related parties, net of current portion	10,750,000	3,750,000
Promissory note related to acquisition, net of $1,165,027 discount at 2022	3,158,471	-
Purchase consideration payable related to acquisition	8,703,684	-
Deferred income tax liability	-	495,166
Lease liabilities net of current portion	1,566,622	1,774,623
Total liabilities	117,254,837	68,668,437

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,750,804 shares at December 31, 2022 and 21,442,278 shares at December 31, 2021	2,176	2,144
Additional paid in capital	39,819,420	38,560,117
Accumulated deficit	(31,590,583)	(45,222,302)
Total stockholders’ equity	31,034,673	16,143,619
	$148,289,510	$84,812,056

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2022 and 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,631,719	$3,272,774
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and impairment of lease merchandise	72,556,431	78,669,393
Other depreciation and amortization	4,769,614	2,875,902
Amortization of debt issuance costs	228,843	220,816
Amortization of discount on the promissory note related to acquisition	19,747	-
Compensation expense related to stock-based compensation and warrants	997,830	1,648,627
Provision for doubtful accounts	57,420,480	40,342,618
Gain on sale of lease receivables	8,821,106	-
Interest in kind added to promissory notes balance	155,093	9,460
Deferred income tax	(17,282,364)	495,166
Gain on debt extinguishment	-	(1,931,825)
Gain on bargain purchase	(14,461,274)	-
Net changes in the fair value of loan receivables at fair value	9,559,979	(248,984)
Changes in operating assets and liabilities, net of effects of acquisition:
Lease receivables	(76,308,475)	(56,738,233)
Loan receivables at fair value	(25,612,049)	(3,221,679)
Prepaid expenses and other assets	(1,665,880)	(87,394)
Lease merchandise	(63,164,760)	(76,789,165)
Security deposits	(4,956)	(8,338)
Purchase consideration payable related to acquisition	164,102	-
Lease liabilities	(14,488)	(5,811)
Accounts payable	(1,976,844)	74,561
Accrued payroll and related taxes	(80,258)	(165,461)
Accrued expenses	1,009,468	331,542
Net cash used in operating activities	(31,236,936)	(11,256,031)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in business combination	2,938,355	-
Purchases of property and equipment, including capitalized software costs	(6,498,115)	(4,065,384)
Purchases of data costs	(1,640,885)	(884,160)
Net cash used in investing activities	(5,200,645)	(4,949,544)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	36,455,000	19,850,000
Repayment of loan payable under credit agreement	(5,730,000)	(6,575,000)
Debt issuance related costs	(166,745)	(565,273)
Proceeds from exercise of stock options	261,505	68,172
Proceeds from promissory notes to related parties	7,000,000	-
Principal payment under finance lease obligation	(11,184)	(7,707)
Repayment of purchase consideration payable related to acquisition	(283,266)	-
Repayment of installment loan	(9,022)	(11,207)
Net cash provided by financing activities	37,516,288	12,758,985

INCREASE / (DECREASE) IN CASH and RESTRICTED CASH	1,078,707	(3,446,590)

CASH and RESTRICTED CASH, beginning of period	5,094,642	8,541,232

CASH and RESTRICTED CASH, end of period	$6,173,349	$5,094,642

Supplemental cash flow information:
Interest paid	$10,289,334	$4,945,690
Noncash investing and financing activities
Acquisition of loan receivables at fair value	$13,320,326	$-
Acquisition of property and equipment	136,249	-
Acquisition of intangible assets	15,307,894	-
Acquisition of purchase consideration payable related to acquisition	8,539,582	-
Acquisition of accounts payable	506,607	-
Acquisition of deferred tax liability	4,773,370	-
Issuance of promissory note related to acquisition	3,421,991	-

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the years ended December 31, 2022 and 2021 were as follows:

	2022	2021	$ Change	% Change
Adjusted EBITDA:
Net income	$13,631,719	$3,272,774	$10,358,945	316.5
Income taxes	(16,635,051)	785,310	(17,420,361)	(2,218.3)
Amortization of debt issuance costs	228,843	220,816	8,027	3.6
Other amortization and depreciation	4,769,614	2,875,902	1,893,712	65.8
Interest expense	10,932,553	5,017,744	5,914,809	117.9
Stock-based compensation	997,830	1,125,819	(127,989)	(11.4)
Product/infrastructure expenses	-	10,000	(10,000)
Gain on debt extinguishment	-	(1,931,825)	1,931,825
Gain on bargain purchase	(14,461,274)	-	(14,461,274)
Adjusted EBITDA	$(535,766)	$11,376,540	$(11,912,306)	(104.7)

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, Inc. (FPAY) is a financial technology company that provides electronics, home furnishings and other durable goods to underserved consumers on a lease-to-own (LTO) basis through its patented e-commerce marketplace (www.FlexShopper.com). FlexShopper also provides LTO and loan technology platforms to a growing number of retailers and e-retailers to facilitate transactions with consumers without access to traditional financing.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.